Coca-Cola Reports Strong Results for Fourth Quarter and Full Year 2018

Net Revenues Declined 6% for the Quarter and 10% for the Full Year, Impacted by
Bottler Refranchising and Currency Headwinds

Organic Revenues (Non-GAAP) Grew 5% for the Quarter and Full Year

Operating Income Grew 21% for the Quarter and 14% for the Full Year; Comparable Currency Neutral Operating Income (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)
Grew 8% for the Quarter and 11% for the Full Year

Fourth Quarter and Full Year Operating Margin Expanded 516 and 585 Basis Points, Respectively;
Comparable Operating Margin (Non-GAAP) for the Quarter and Full Year
Expanded 13 and 385 Basis Points, Respectively

Fourth Quarter EPS from Continuing Operations Was $0.18 Versus a Loss Per Share of $0.66
in the Prior Year; Fourth Quarter Comparable EPS from Continuing Operations (Non-GAAP)
Grew 9% to $0.43, Impacted by a 10% Currency Headwind

Full Year EPS from Continuing Operations Grew 474% to $1.57; Full Year Comparable EPS from
Continuing Operations (Non-GAAP) Grew 9% to $2.08, Impacted by a 4% Currency Headwind

Company Provides 2019 Financial Outlook
ATLANTA, Feb. 14, 2019 – The Coca-Cola Company today reported another quarter of solid operating performance, capping off strong financial results for the year. While reported net revenues declined due to refranchising and currency headwinds, the company delivered organic revenue (non-GAAP) growth within its long-term target for the sixth consecutive quarter, while also gaining value share globally.
"I am pleased with our strong organic revenue and earnings growth in 2018. Our results demonstrate progress in our transformation as a consumer-centric, total beverage company and the power of a more strategically aligned system," said James Quincey, CEO of The Coca-Cola Company. "Coca-Cola has established a strong foundation to capitalize on long-term growth opportunities and drive sustained shareowner value."

Highlights

Quarterly / Full Year Performance

•
Revenues: Net revenues declined 6% to $7.1 billion for the quarter and declined 10% to $31.9 billion for the year. Fourth quarter and full year results were impacted by headwinds of 13% and 17%, respectively, from the combined impact of currency and the refranchising of company-owned bottling operations. Organic revenues (non-GAAP) grew 5% for the quarter, driven by concentrate sales growth of 1% and price/mix growth of 4%. The quarter included one additional day, which resulted in an approximate 1-point benefit to organic revenue (non-GAAP)

growth. For the year, organic revenues (non-GAAP) grew 5% driven by concentrate sales growth of 3% and price/mix growth of 2%.

•
Margin: Operating margin, which included items impacting comparability, expanded 516 and 585 basis points for the quarter and full year, respectively. Comparable operating margin (non-GAAP) expanded 13 and 385 basis points for the quarter and full year, respectively. Margin expansion was driven by divestitures of lower-margin bottling operations and the company's ongoing productivity efforts. These drivers were partially offset by the impact of the adoption of the new revenue recognition accounting standard and currency, which resulted in an approximate 220 and 160 basis-point headwind for the quarter and full year, respectively.

•	Market share: The company continued to gain value share in total nonalcoholic ready-to-drink (NARTD) beverages for the quarter and full year.

•	Cash flow: Cash from operations for the full year was $7.3 billion, up 6% from the prior year. Full year free cash flow (non-GAAP) was $6.0 billion, up 14% from the prior year.

•	Share repurchases: Full year purchases of stock for treasury were $1.9 billion. Full year net share repurchases (non-GAAP) totaled $442 million.

Company Updates

•
Key leadership appointments and fostering a growth culture: In the fourth quarter, the company announced several changes in top leadership, including the election of a new president and chief operating officer, in addition to succession plans for the chief financial officer and the chairman of the board. Within the broader organization, the company made solid progress during the year in renewing its culture by implementing changes to its compensation philosophy – placing a sharper focus on performance and the potential to drive long-term growth. The company also continued to act with more speed and agility, enabled by a new operating model that has given field operations greater decision-making authority and autonomy.

•
Tailoring the sparkling portfolio to today's consumer: The company continued to strengthen its sparkling soft drinks portfolio and build consumption rituals through world-class innovation, premiumization and revenue growth management initiatives. In North America, innovation in the iconic Diet Coke brand, along with the continued success of Coca-Cola Zero Sugar, led to an 8-point acceleration in retail value growth for the no-calorie sparkling soft drinks portfolio for the year. The company's strong performance in low- and no-calorie sparkling soft drinks demonstrates the success of its initiatives to help consumers reduce added sugar. Globally, premium innovations, such as Coke Plus Coffee, and revenue growth management initiatives helped drive transactions ahead of 2% volume growth in the sparkling soft drinks portfolio during 2018.

•
Growing the total portfolio: The company’s increased speed and agility, coupled with the strength of its distribution system, helped launch approximately 500 products across multiple markets through the lift, shift and scale strategy while also accelerating the elimination of underperforming SKUs during the year. The company also announced several key acquisitions in 2018, including Costa Limited, which provides a platform to build a global coffee business, and a strategic partnership with BODYARMOR, one of the fastest-growing beverage trademarks in the United States.

•
Working toward a World Without Waste: In early 2018, the company introduced its World Without Waste initiative, which includes a goal to collect and recycle one bottle or can for each one the company sells by 2030. The company’s progress during the year included establishing or joining 10 global partnerships; announcing four technology advancements, including the opening of PlantBottle technology for use across the industry; and launching water in 100% recycled plastic bottles in four markets.

Operating Review – Three Months Ended Dec. 31, 2018
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Accounting Changes[2]	Reported Net Revenues	Organic Revenues[3]	Unit Case Volume
Consolidated	1	4	(5)	(8)	2	(6)	5	0
Europe, Middle East & Africa	6	(1)	(7)	4	(2)	(2)	5	0
Latin America	(6)	13	(17)	0	(3)	(12)	7	(2)
North America	(2)	2	0	(3)	11	7	0	(1)
Asia Pacific	6	2	(3)	(1)	(2)	1	7	2
Bottling Investments	8	3	(3)	(64)	3	(53)	11	(6)
Operating Income and EPS from Continuing Operations

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]	Structural Items	Accounting Changes[2]	Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes)[3]
Consolidated	21	26	(12)	7	(2)	1	8

Europe, Middle East & Africa	1	3	(12)	9
Latin America	(13)	0	(24)	11
North America	(12)	2	0	(14)
Asia Pacific	21	3	(3)	22
Bottling Investments	61	422	33	(393)

Percent Change	Reported EPS from Continuing Operations	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]
Consolidated	—[4]	119	(10)	19

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Represents the impact of adoption of new revenue recognition accounting standard.
3 Organic revenues, comparable currency neutral operating income, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable currency neutral EPS from continuing operations are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.
4 Reported earnings per share from continuing operations for the three months ended December 31, 2018 was $0.18. Reported loss per share from continuing operations for the three months ended December 31, 2017 was $0.66.

Operating Review – Year Ended Dec. 31, 2018
Revenues and Volume

Percent Change	Concentrate Sales[1]	Price/Mix	Currency Impact	Acquisitions, Divestitures and Structural Items, Net	Accounting Changes[2]	Reported Net Revenues	Organic Revenues[3]	Unit Case Volume
Consolidated	3	2	(1)	(16)	2	(10)	5	2
Europe, Middle East & Africa	4	3	(1)	1	(3)	4	7	2
Latin America	1	10	(9)	0	(3)	0	11	0
North America	1	0	0	(1)	11	9	0	1
Asia Pacific	5	0	1	(1)	(5)	0	5	4
Bottling Investments	11	0	0	(78)	3	(64)	11	(15)
Operating Income and EPS from Continuing Operations

Percent Change	Reported Operating Income	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]	Structural Items	Accounting Changes[2]	Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes)[3]
Consolidated	14	12	(5)	7	(4)	0	11

Europe, Middle East & Africa	2	1	(5)	6
Latin America	5	0	(12)	16
North America	(5)	0	0	(5)
Asia Pacific	6	1	0	5
Bottling Investments	33	—	—	—

Percent Change	Reported EPS from Continuing Operations	Items Impacting Comparability	Currency Impact	Comparable Currency Neutral[3]
Consolidated	474	465	(4)	13

Note: Certain rows may not add due to rounding.
1 For Bottling Investments, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes.
2 Represents the impact of adoption of new revenue recognition accounting standard.
3 Organic revenues, comparable currency neutral operating income, comparable currency neutral operating income (adjusted for structural items and accounting changes) and comparable currency neutral EPS from continuing operations are non-GAAP financial measures. Refer to the Reconciliation of GAAP and Non-GAAP Financial Measures section.

In addition to the data in the preceding tables, operating results included the following:

Consolidated

•
Price/mix growth of 2% for the year was largely driven by solid price and package execution in the marketplace within Latin America and Europe, Middle East & Africa. For the full year, concentrate sales grew ahead of unit case volume, primarily from the dissolution of Beverage Partners Worldwide and the company’s subsequent launch of Fuze Tea across major European markets. Price/mix growth of 4% for the quarter was due to price/mix of 3% in the core business and a 1-point benefit of segment mix from Bottling Investments. Concentrate sales grew 1 point ahead of unit case volume in the quarter, largely due to one additional day.

•
Full year unit case volume growth of 2% was led by 3% growth in developing and emerging markets along with slight growth in developed markets. For the quarter, unit case volume growth was even, as solid growth across Central and Eastern Europe as well as India was offset by the impact of more challenging economic conditions in certain emerging markets, such as Argentina and Central America. Volume performance throughout the year was impacted by strategic actions to focus on value over volume, including pricing and packaging decisions in the United States and Western Europe, as well as the deprioritization of low-margin commodity water in China. Category cluster performance was as follows:

◦
For the year, sparkling soft drinks grew 2%, driven by strong growth in China and India as well as across Central and Eastern Europe. Full year growth was led by Trademark Coca-Cola through continued double-digit growth of Coca-Cola Zero Sugar in addition to strong growth in the low- and no-calorie offerings of Sprite and Fanta. Sparkling soft drinks declined 1% in the quarter as solid volume growth across Central and Eastern Europe as well as India was offset by the impact of more challenging economic conditions in certain emerging markets, including Argentina and Central America.

◦
Juice, dairy and plant-based beverages declined 2% in the quarter and 1% for the year. The declines were largely driven by strategic decisions to deprioritize low-value juice brands in key African and Southeast Asian markets, as well as packaging downsizing actions in the juice portfolio within North America.

◦
Water, enhanced water and sports drinks grew 3% for the year, driven by strength in single-serve packaging in China and premium offerings in North America. The category cluster grew 1% in the quarter, led by performance across developing and emerging markets.

◦	Tea and coffee grew 3% in the quarter and 1% for the year, largely driven by innovation and new product launches including Georgia Craftsman in Japan and Authentic Tea House in China.

•
Operating income grew 21% in the quarter and 14% for the year, which included a benefit from comparability items, partially offset by currency headwinds and structural headwinds related to refranchising. Comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) grew 8% in the quarter and 11% for the year, driven by solid organic revenue (non-GAAP) growth and the benefit from ongoing productivity initiatives.

Europe, Middle East & Africa

•	Price/mix declined 1% for the quarter, primarily due to negative geographic mix from the timing of shipments across the Middle East and North Africa.

•
Unit case volume was even in the quarter, as continued double-digit growth in Coca-Cola Zero Sugar and strong performance in Fuze Tea was offset by the impact of a challenging macroeconomic environment in certain key African and Middle Eastern markets.

•
For the year, the company gained value share in total NARTD beverages as well as the juice, dairy and plant-based beverages category cluster and the tea and coffee cluster. The company maintained value share in the water, enhanced water and sports drinks category cluster.

Latin America

•	Price/mix grew 13% for the quarter, largely driven by strong performance in Mexico through revenue growth management initiatives as well as positive price/mix across all business units.

•
Unit case volume declined 2% in the quarter as growth in Brazil, Colombia and Peru was more than offset by a double-digit decline in Argentina. Mexico volume was even for the quarter, partially due to the impact of strategic revenue growth management initiatives in the market.

•	For the year, the company gained value share in total NARTD beverages and in all category clusters with the exception of the tea and coffee cluster.

North America

•	Price/mix grew 2% for the quarter, marking another quarter of sequential improvement, as pricing actions across the portfolio offset a more challenging cost environment.

•
Unit case volume declined 1% in the quarter, largely due to the impact of strategic revenue growth management initiatives in the market. For the total portfolio, transaction growth outpaced volume performance reflecting continued focus on value over volume. Sparkling soft drinks volume declined 1% as high single-digit growth in Coca-Cola Zero Sugar and strong performance in Sprite was offset by the impact of pricing actions taken across the total sparkling soft drinks portfolio. Juice, dairy and plant-based beverages volume declined 2% as strong growth in fairlife and Honest juices was offset by the impact of package downsizing across the juice portfolio. Tea volume declined low single digits, impacted by deprioritizing low-margin tea products.

•
Operating income for the quarter was unfavorably impacted by a combined 10-point headwind from cycling the benefit of intercompany profit elimination in the prior year related to refranchising in addition to the impact of accounting changes. Operating income was further impacted by increased freight costs.

•	For the year, the company gained value share in total NARTD beverages along with sparkling soft drinks.

Asia Pacific

•
Price/mix grew 2% for the quarter as solid pricing across the majority of the group's markets was partially offset by geographic mix due to growth in emerging and developing markets outpacing developed markets.

•
Unit case volume grew 2% in the quarter led by strong growth across India and Southeast Asia, partially offset by declines in the Philippines and Australia. China's volume growth was slightly positive in the quarter as strong marketing and innovation within Trademark Coca-Cola and Sprite was partially offset by the impact of the deprioritization of low-margin commodity water.

•	For the quarter, operating income grew faster than revenues largely due to concentrate sales outpacing unit case volume, ongoing productivity initiatives and the impact of accounting changes.

•	For the year, the company maintained value share in total NARTD beverages and gained value share in sparkling soft drinks in addition to the tea and coffee category cluster.

Bottling Investments

•	Price/mix grew 3% in the quarter driven by strong price/mix performance in India.

•
The operating loss in the quarter was partially driven by items impacting comparability. Comparable currency neutral operating loss (non-GAAP) was impacted by the refranchising of North American bottling territories and the deconsolidation of bottling operations in Latin America.

Outlook
The 2019 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2019 projected organic revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral net revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral operating income (non-GAAP) to full year 2019 projected reported operating income, or full year 2019 projected comparable EPS from continuing operations (non-GAAP) to full year 2019 projected reported EPS from continuing operations without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2019. The unavailable information could have a significant impact on full year 2019 GAAP financial results.

Full Year 2019 Revenues:

•	Approximately 4% growth in organic revenues (non-GAAP)

•	12% to 13% growth in comparable currency neutral net revenues (non-GAAP) including an 8% to 9% tailwind from acquisitions, divestitures and structural items

•	Comparable net revenues (non-GAAP): 3% to 4% currency headwind based on the current rates and including the impact of hedged positions

Full Year 2019 Operating Income:

•	10% to 11% growth in comparable currency neutral operating income (non-GAAP) including a low single-digit tailwind from acquisitions, divestitures and structural items

•	Comparable operating income (non-GAAP): 6% to 7% currency headwind based on the current rates and including the impact of hedged positions

Full Year 2019 Other Items:

•	Underlying effective tax rate (non-GAAP): Estimated to be 19.5%

•	Cash from operations: At least $8.0 billion

•	Capital expenditures (excluding discontinued operations): Approximately $2.0 billion

•	Net share repurchases (non-GAAP): Share repurchases to offset dilution from employee stock-based compensation plans

Full Year 2019 EPS:

•	Comparable EPS from continuing operations (non-GAAP): -1% to 1% growth versus $2.08 in 2018

First Quarter 2019 Considerations:

•
Comparable net revenues (non-GAAP): 6% to 7% tailwind from acquisitions, divestitures and structural items; 6% to 7% currency headwind based on the current rates and including the impact of hedged positions

•
Comparable operating income (non-GAAP): 0% impact from structural items, which does not include the impact from acquisitions and divestitures; 10% to 11% currency headwind based on the current rates and including the impact of hedged positions

•	One less day compared to first quarter 2018

Notes

•	All references to growth rate percentages and share compare the results of the period to those of the prior year comparable period.

•
All references to volume and volume percentage changes indicate unit case volume, unless otherwise noted. All volume percentage changes are computed based on average daily sales, unless otherwise noted. "Unit case" means a unit of measurement equal to 24 eight-ounce servings of finished beverage. "Unit case volume" means the number of unit cases (or unit case equivalents) of company beverages directly or indirectly sold by the company and its bottling partners to customers.

•
"Core business" represents the combined performance from the Europe, Middle East & Africa; Latin America; North America; and Asia Pacific operating segments and Corporate offset by intersegment eliminations.

•
"Concentrate sales" represents the amount of concentrates, syrups, beverage bases, source waters and powders/minerals (in all instances expressed in equivalent unit cases) sold by, or used in finished beverages sold by, the company to its bottling partners or other customers. In the reconciliation of reported net revenues, "concentrate sales" represents the percent change in net revenues attributable to the increase (decrease) in concentrate sales volume for the geographic operating segments (expressed in equivalent unit cases) after considering the impact of structural changes. For the Bottling Investments operating segment, this represents the percent change in net revenues attributable to the increase (decrease) in unit case volume after considering the impact of structural changes. The Bottling Investments operating segment reflects unit case volume growth for consolidated bottlers only.

•
"Price/mix" represents the change in net operating revenues caused by factors such as price changes, the mix of products and packages sold, and the mix of channels and geographic territories where the sales occurred.

•
First quarter 2018 financial results were impacted by one less day, and fourth quarter 2018 financial results were impacted by one additional day as compared to the same periods in 2017. Unit case volume results for the quarters are not impacted by the variances in days due to the average daily sales computation referenced above.

Conference Call
The company is hosting a conference call with investors and analysts to discuss fourth quarter and full year 2018 operating results today, Feb. 14, 2019, at 8:30 a.m. ET. Also today, the company's Investor Relations team will hold a separate investor and analyst conference call to address financial modeling-related questions at 10:30 a.m. ET. The company invites participants to listen to a live webcast of both conference calls on the company’s website, http://www.coca-colacompany.com, in the "Investors" section. An audio replay in downloadable digital format and a transcript of the calls will be available on the website within 24 hours following the calls. Further, the "Investors" section of the website includes a reconciliation of non-GAAP financial measures to the company’s results as reported under GAAP, which may be used during the calls when discussing financial results.
Contacts:            Investors and Analysts                Media
Tim Leveridge: +1 404.676.7563            Scott Leith: +1 404.676.8768

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Three Months Ended
	December 31, 2018	December 31, 2017	% Change
Net Operating Revenues	$7,058	$7,512	(6)
Cost of goods sold	2,721	2,689	1
Gross Profit	4,337	4,823	(10)
Selling, general and administrative expenses	2,538	2,877	(12)
Other operating charges	163	592	(72)
Operating Income	1,636	1,354	21
Interest income	176	182	(4)
Interest expense	242	210	15
Equity income (loss) — net	195	188	3
Other income (loss) — net	(978)	(577)	(70)
Income from Continuing Operations Before Income Taxes	787	937	(16)
Income taxes from continuing operations	(5)	3,755	—
Net Income (Loss) from Continuing Operations	792	(2,818)	—
Income from discontinued operations (net of income taxes of $44 and $47, respectively)	135	101	34
Consolidated Net Income (Loss)	927	(2,717)	—
Less: Net income attributable to noncontrolling interests	57	35	66
Net Income (Loss) Attributable to Shareowners of The Coca-Cola Company	$870	$(2,752)	—

Basic net income (loss) per share from continuing operations[1]	$0.19	$(0.66)	—
Basic net income per share from discontinued operations[2]	0.02	0.02	14
Basic Net Income (Loss) Per Share[3]	$0.20	$(0.65)	—
Average Shares Outstanding — Basic	4,262	4,261	0
Diluted net income (loss) per share from continuing operations[1]	$0.18	$(0.66)	—
Diluted net income per share from discontinued operations[2]	0.02	0.02	13
Diluted Net Income (Loss) Per Share[3]	$0.20	$(0.65)	—
Average Shares Outstanding — Diluted	4,304	4,261	1

Note: Certain growth rates may not recalculate using the rounded dollar amounts provided. Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

[1]	Calculated based on net income from continuing operations less net income from continuing operations attributable to noncontrolling interests.

[2]	Calculated based on net income from discontinued operations less net income from discontinued operations attributable to noncontrolling interests.

[3]	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(UNAUDITED)
(In millions except per share data)

	Year Ended
	December 31, 2018	December 31, 2017	% Change
Net Operating Revenues	$31,856	$35,410	(10)
Cost of goods sold	11,770	13,255	(11)
Gross Profit	20,086	22,155	(9)
Selling, general and administrative expenses	10,307	12,654	(19)
Other operating charges	1,079	1,902	(43)
Operating Income	8,700	7,599	14
Interest income	682	677	1
Interest expense	919	841	9
Equity income (loss) — net	1,008	1,071	(6)
Other income (loss) — net	(1,121)	(1,764)	36
Income from Continuing Operations Before Income Taxes	8,350	6,742	24
Income taxes from continuing operations	1,623	5,560	(71)
Net Income from Continuing Operations	6,727	1,182	469
Income (loss) from discontinued operations (net of income taxes of $126 and $47, respectively)	(251)	101	—
Consolidated Net Income	6,476	1,283	405
Less: Net income attributable to noncontrolling interests	42	35	22
Net Income Attributable to Shareowners of The Coca-Cola Company	$6,434	$1,248	416

Basic net income per share from continuing operations[1]	$1.58	$0.28	472
Basic net income (loss) per share from discontinued operations[2]	(0.07)	0.02	—
Basic Net Income Per Share[3]	$1.51	$0.29	417
Average Shares Outstanding — Basic	4,259	4,272	0
Diluted net income per share from continuing operations[1]	$1.57	$0.27	474
Diluted net income (loss) per share from discontinued operations[2]	(0.07)	0.02	—
Diluted Net Income Per Share	$1.50	$0.29	419
Average Shares Outstanding — Diluted	4,299	4,324	(1)

Note: Certain growth rates may not recalculate using the rounded dollar amounts provided. Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

[1]	Calculated based on net income from continuing operations less net income from continuing operations attributable to noncontrolling interests.

[2]	Calculated based on net income (loss) from discontinued operations less net income from discontinued operations attributable to noncontrolling interests.

[3]	Certain columns may not add due to rounding.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(UNAUDITED)
(In millions except par value)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$8,926	$6,006
Short-term investments	2,025	9,352
Total Cash, Cash Equivalents and Short-Term Investments	10,951	15,358
Marketable securities	5,013	5,317
Trade accounts receivable, less allowances of $489 and $477, respectively	3,396	3,667
Inventories	2,766	2,655
Prepaid expenses and other assets	1,962	2,000
Assets held for sale	—	219
Assets held for sale — discontinued operations	6,546	7,329
Total Current Assets	30,634	36,545
Equity Method Investments	19,407	20,856
Other Investments	867	1,096
Other Assets	4,139	4,230
Deferred Income Tax Assets	2,667	330
Property, Plant and Equipment — net	8,232	8,203
Trademarks With Indefinite Lives	6,682	6,729
Bottlers' Franchise Rights With Indefinite Lives	51	138
Goodwill	10,263	9,401
Other Intangible Assets	274	368
Total Assets	$83,216	$87,896

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable and accrued expenses	$8,932	$8,748
Loans and notes payable	13,194	13,205
Current maturities of long-term debt	4,997	3,298
Accrued income taxes	378	410
Liabilities held for sale	—	37
Liabilities held for sale — discontinued operations	1,722	1,496
Total Current Liabilities	29,223	27,194
Long-Term Debt	25,364	31,182
Other Liabilities	7,638	8,021
Deferred Income Tax Liabilities	1,933	2,522
The Coca-Cola Company Shareowners' Equity
Common stock, $0.25 par value; Authorized — 11,200 shares; Issued — 7,040 and 7,040 shares, respectively	1,760	1,760
Capital surplus	16,520	15,864
Reinvested earnings	63,234	60,430
Accumulated other comprehensive income (loss)	(12,814)	(10,305)
Treasury stock, at cost — 2,772 and 2,781 shares, respectively	(51,719)	(50,677)
Equity Attributable to Shareowners of The Coca-Cola Company	16,981	17,072
Equity Attributable to Noncontrolling Interests	2,077	1,905
Total Equity	19,058	18,977
Total Liabilities and Equity	$83,216	$87,896
Note: Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(UNAUDITED)
(In millions)
	Year Ended
Operating Activities	December 31, 2018	December 31, 2017
Consolidated net income	$6,476	$1,283
(Income) loss from discontinued operations	251	(101)
Net income from continuing operations	6,727	1,182
Depreciation and amortization	1,086	1,260
Stock-based compensation expense	225	219
Deferred income taxes	(450)	(1,256)
Equity (income) loss — net of dividends	(457)	(628)
Foreign currency adjustments	(38)	281
Significant (gains) losses on sales of assets — net	189	1,459
Other operating charges	558	1,218
Other items	682	(269)
Net change in operating assets and liabilities	(1,202)	3,464
Net cash provided by operating activities	7,320	6,930
Investing Activities
Purchases of investments	(7,789)	(17,296)
Proceeds from disposals of investments	14,977	16,694
Acquisitions of businesses, equity method investments and nonmarketable securities	(1,040)	(3,809)
Proceeds from disposals of businesses, equity method investments and nonmarketable securities	1,362	3,821
Purchases of property, plant and equipment	(1,347)	(1,675)
Proceeds from disposals of property, plant and equipment	245	104
Other investing activities	(60)	(93)
Net cash provided by (used in) investing activities	6,348	(2,254)
Financing Activities
Issuances of debt	27,339	29,857
Payments of debt	(30,568)	(28,768)
Issuances of stock	1,476	1,595
Purchases of stock for treasury	(1,912)	(3,682)
Dividends	(6,644)	(6,320)
Other financing activities	(243)	(91)
Net cash provided by (used in) financing activities	(10,552)	(7,409)
Cash Flows from Discontinued Operations
Net cash provided by (used in) operating activities	307	111
Net cash provided by (used in) investing activities	(421)	(58)
Net cash provided by (used in) financing activities	205	(38)
Net cash provided by (used in) discontinued operations	91	15
Effect of Exchange Rate Changes on Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents	(262)	241
Cash, Cash Equivalents, Restricted Cash and Restricted Cash Equivalents
Net increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents during the year	2,945	(2,477)
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of year	6,373	8,850
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of year	9,318	6,373
Less: Restricted cash and restricted cash equivalents at end of year	392	367
Cash and cash equivalents at end of year	$8,926	$6,006
Note: Certain prior year amounts have been revised to conform to the current year presentation as a result of the adoption of certain accounting standards effective January 1, 2018.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Three Months Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) from Continuing Operations Before Income Taxes
	December 31, 2018	December 31, 2017	% Fav. / (Unfav.)	December 31, 2018	December 31, 2017	% Fav. / (Unfav.)	December 31, 2018	December 31, 2017	% Fav. / (Unfav.)
Europe, Middle East & Africa	$1,719	$1,746	(2)	$761	$757	1	$409	$748	(45)
Latin America	982	1,118	(12)	514	591	(13)	503	584	(14)
North America	2,844	2,649	7	540	614	(12)	564	599	(6)
Asia Pacific	1,039	1,029	1	393	324	21	390	326	19
Bottling Investments	576	1,234	(53)	(68)	(176)	61	(75)	(618)	88
Corporate	8	16	(49)	(504)	(756)	33	(1,004)	(702)	(43)
Eliminations	(110)	(280)	60	—	—	—	—	—	—
Consolidated	$7,058	$7,512	(6)	$1,636	$1,354	21	$787	$937	(16)
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the three months ended December 31, 2018, intersegment revenues were $167 million for Europe, Middle East & Africa, $18 million for North America and $92 million for Asia Pacific. During the three months ended December 31, 2017, intersegment revenues were $42 million for Europe, Middle East & Africa, $19 million for Latin America, $180 million for North America, $69 million for Asia Pacific and $12 million for Bottling Investments. The sum of these intersegment revenues does not equal the eliminations on a consolidated basis due to intercompany sales to our discontinued operations.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Operating Segments
(UNAUDITED)
(In millions)

Year Ended

	Net Operating Revenues[1]			Operating Income (Loss)			Income (Loss) from Continuing Operations Before Income Taxes
	December 31, 2018	December 31, 2017	% Fav. / (Unfav.)	December 31, 2018	December 31, 2017	% Fav. / (Unfav.)	December 31, 2018	December 31, 2017	% Fav. / (Unfav.)
Europe, Middle East & Africa	$7,702	$7,374	4	$3,714	$3,625	2	$3,406	$3,706	(8)
Latin America	4,014	4,029	0	2,321	2,218	5	2,247	2,211	2
North America	11,768	10,750	9	2,453	2,591	(5)	2,494	2,320	7
Asia Pacific	5,197	5,176	0	2,278	2,147	6	2,305	2,179	6
Bottling Investments	3,771	10,460	(64)	(649)	(962)	33	(612)	(2,358)	74
Corporate	105	138	(24)	(1,417)	(2,020)	30	(1,490)	(1,316)	(13)
Eliminations	(701)	(2,517)	72	—	—	—	—	—	—
Consolidated	$31,856	$35,410	(10)	$8,700	$7,599	14	$8,350	$6,742	24
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 During the year ended December 31, 2018, intersegment revenues were $564 million for Europe, Middle East & Africa, $39 million for Latin America, $263 million for North America, $388 million for Asia Pacific and $11 million for Bottling Investments. During the year ended December 31, 2017, intersegment revenues were $42 million for Europe, Middle East & Africa, $73 million for Latin America, $1,954 million for North America, $409 million for Asia Pacific and $81 million for Bottling Investments. The sum of these intersegment revenues does not equal the eliminations on a consolidated basis due to intercompany sales to our discontinued operations.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

The company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP" or referred to herein as "reported"). To supplement our consolidated financial statements reported on a GAAP basis, we provide the following non-GAAP financial measures: "comparable net revenues", "comparable currency neutral net revenues", "organic revenues", "core business organic revenues", "comparable operating margin", "comparable operating income", "comparable currency neutral operating income", "comparable currency neutral operating income (adjusted for structural items and accounting changes)", "comparable EPS from continuing operations", "comparable currency neutral EPS from continuing operations", "underlying effective tax rate", "free cash flow" and "net share repurchases", each of which are defined below. Management believes these non-GAAP financial measures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe these non-GAAP financial measures also enhance investors' ability to compare period-to-period financial results. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures do not represent a comprehensive basis of accounting. Therefore, our non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. Reconciliations of each of these non-GAAP financial measures to GAAP information are also included. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions and in evaluating the company's performance. Disclosing these non-GAAP financial measures allows investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.
DEFINITIONS

•	"Accounting changes" refer to the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers ("ASC 606"), which was adopted by the company effective January 1, 2018.

•
"Currency neutral operating results" are determined by dividing or multiplying, as appropriate, our current period actual U.S. dollar operating results, by the current period actual exchange rates (that include the impact of current period currency hedging activities), to derive our current period local currency operating results. We then multiply or divide, as appropriate, the derived current period local currency operating results by the foreign currency exchange rates (that also include the impact of the comparable prior period currency hedging activities) used to translate the company's financial statements in the comparable prior year period to determine what the current period U.S. dollar operating results would have been if the foreign currency exchange rates had not changed from the comparable prior year period.

•
"Structural changes" generally refer to acquisitions or dispositions of bottling and distribution operations. In 2018, the company refranchised our Canadian and Latin American bottling operations. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our North America, Latin America and Bottling Investments operating segments. In 2018, the company acquired a controlling interest in the Philippine bottling operations, which was previously accounted for as an equity method investee. The impact of this acquisition has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Bottling Investments and Asia Pacific operating segments. In 2018, the company also acquired a controlling interest in the Oman bottler. The impact of this acquisition has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the Bottling Investments operating segment. In 2017, the company refranchised bottling territories in North America to certain of its unconsolidated bottling partners. Additionally, in conjunction with the refranchising of Coca-Cola Refreshment's ("CCR") Southwest operating unit ("Southwest Transaction") on April 1, 2017, we obtained an equity interest in AC Bebidas, S. de R.L. de C.V. ("AC Bebidas"), a subsidiary of Arca Continental, S.A.B. de C.V. ("Arca"), which impacted our North America and Bottling Investments operating segments. The impact of these transactions has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for the applicable operating segments. In 2017, the company also refranchised its bottling operations in China to the two local franchise bottlers. The impact of these refranchising activities has been included as a structural change in our analysis of net operating revenues on a consolidated basis as well as for our Asia Pacific and Bottling Investments operating segments. These transactions were also included as structural items in our analysis of comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) on a consolidated basis. In addition, for non-company-owned and licensed brands sold in the refranchised territories in North America for which the company no longer reports unit case volume, we have eliminated the unit case volume from the base year when calculating 2018 versus 2017

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

volume growth rates on a consolidated basis as well as for the North America and Bottling Investments operating segments.

•
"Comparable net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral net revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for items impacting comparability (discussed further below) as well as the impact of changes in foreign currency exchange rates. Management believes the comparable net revenues (non-GAAP) growth measure and the comparable currency neutral net revenues (non‑GAAP) growth measure provide investors with useful supplemental information to enhance their understanding of the company's revenue performance and trends by improving their ability to compare our period-to-period results. "Organic revenues" is a non-GAAP financial measure that excludes or has otherwise been adjusted for the impact of acquisitions, divestitures and structural items, as applicable, the impact of changes in foreign currency exchange rates as well as the impact of accounting changes. Management believes the organic revenue (non-GAAP) growth measure provides users with useful supplemental information regarding the company's ongoing revenue performance and trends by presenting revenue growth excluding the impact of foreign exchange, the impact of acquisitions, divestitures and structural items as well as the impact of accounting changes. "Core business organic revenues" is a non-GAAP financial measure that represents the combined organic revenue performance from the Europe, Middle East and Africa; Latin America; North America; and Asia Pacific operating segments and Corporate offset by intersegment eliminations. Management believes the core business organic revenues (non-GAAP) measure enhances the understanding of the change in the net operating revenues of the operating segments of our business that are not significantly impacted by the acquisition and divestiture activity taking place in our Bottling Investments operating segment. The adjustments related to acquisitions, divestitures and structural items for the years ended December 31, 2018 and December 31, 2017 consisted of the structural changes discussed above. Additionally, during the three months and year ended December 31, 2018, organic revenues (non-GAAP) were adjusted, both on a consolidated basis and for our North America operating segment, for the revenues generated by the Topo Chico premium sparkling water brand whose U.S. rights were acquired in the fourth quarter of 2017.

•
"Comparable operating margin" and "comparable operating income" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). "Comparable currency neutral operating income" and "comparable currency neutral operating income (adjusted for structural items and accounting changes)" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below) and the impact of changes in foreign currency exchange rates. Comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) has also been adjusted for structural changes and accounting changes. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable operating margin (non-GAAP) expansion, comparable operating income (non-GAAP) growth, comparable currency neutral operating income (non-GAAP) growth and comparable currency neutral operating income (adjusted for structural items and accounting changes) (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Comparable EPS from continuing operations" and "comparable currency neutral EPS from continuing operations" are non-GAAP financial measures that exclude or have otherwise been adjusted for items impacting comparability (discussed further below). Comparable currency neutral EPS from continuing operations (non-GAAP) has also been adjusted for the impact of changes in foreign currency exchange rates. Management uses these non-GAAP financial measures to evaluate the company's performance and make resource allocation decisions. Further, management believes the comparable EPS from continuing operations (non-GAAP) and comparable currency neutral EPS from continuing operations (non-GAAP) growth measures enhance its ability to communicate the underlying operating results and provide investors with useful supplemental information to enhance their understanding of the company's underlying business performance and trends by improving their ability to compare our period-to-period financial results.

•
"Underlying effective tax rate" is a non-GAAP financial measure that represents the estimated annual effective income tax rate on income from continuing operations before income taxes, which excludes or has otherwise been adjusted for items impacting comparability (discussed further below).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

•
"Free cash flow" is a non-GAAP financial measure that represents net cash provided by operating activities less purchases of property, plant and equipment. Management uses this non-GAAP financial measure to evaluate the company's performance and make resource allocation decisions.

•
"Net share repurchases" is a non-GAAP financial measure that reflects the net amount of purchases of stock for treasury after considering proceeds from the issuances of stock, the net change in stock issuance receivables (related to employee stock options exercised but not settled prior to the end of the period) and the net change in treasury stock payables (for treasury shares repurchased but not settled prior to the end of the period).

ITEMS IMPACTING COMPARABILITY
The following information is provided to give qualitative and quantitative information related to items impacting comparability. Items impacting comparability are not defined terms within GAAP. Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies. We determine which items to consider as "items impacting comparability" based on how management views our business; makes financial, operating, compensation and planning decisions; and evaluates the company's ongoing performance. Items such as charges, gains and accounting changes which are viewed by management as impacting only the current period or the comparable period, but not both, or as pertaining to different and unrelated underlying activities or events across comparable periods, are generally considered "items impacting comparability." Items impacting comparability include, but are not limited to, asset impairments, charges related to our productivity and reinvestment initiatives, and transaction gains/losses, in each case when exceeding a U.S. dollar threshold. Also included are our proportionate share of similar items incurred by our equity method investees, timing differences related to our economic (nondesignated) hedging activities and unrealized mark-to-market adjustments of equity securities and trading debt securities, regardless of size. In addition, we provide the impact that changes in foreign currency exchange rates had on our financial results ("currency neutral operating results" defined above).
Asset Impairments
During the year ended December 31, 2018, the company recorded charges of $450 million related to the impairment of CCR assets primarily as a result of management's view of the proceeds that were expected to be received for the remaining bottling territories upon their refranchising. These charges were determined by comparing the fair values of the assets to their carrying values.

During the three months and year ended December 31, 2018, the company recorded other-than-temporary impairment charges of $334 million and $591 million, respectively. The charges of $334 million were related to certain equity method investees in the Middle East. These impairments were primarily driven by revised projections of future operating results largely related to instability in the region, which include recent sanctions imposed locally. A charge of $205 million was related to an equity method investee in Indonesia. This impairment was primarily driven by revised projections of future operating results reflecting unfavorable macroeconomic conditions and foreign currency exchange rate fluctuations. A charge of $52 million was related to one of our equity method investees in Latin America. This impairment was primarily driven by revised projections of future operating results.

During the year ended December 31, 2017, the company recorded charges of $787 million. These charges included $737 million related to the impairment of CCR assets, primarily as a result of refranchising activities in North America and management's view of the proceeds that were expected to be received for the remaining bottling territories upon their refranchising. Additionally, the company recorded a $50 million other-than-temporary impairment charge related to an international equity method investee, primarily driven by foreign currency exchange rate fluctuations.

Productivity and Reinvestment
During the three months and year ended December 31, 2018, the company recorded charges of $131 million and $508 million, respectively, related to our productivity and reinvestment initiatives. These charges included $4 million and $68 million during the three months and year ended December 31, 2018, respectively, due to pension settlements. The company also recorded charges of $295 million and $650 million during the three months and year ended December 31, 2017, respectively, related to our productivity and reinvestment initiatives. These initiatives are focused on four key areas: restructuring the company's global supply chain; implementing zero-based work, an evolution of zero-based budget principles across the organization; streamlining and simplifying the company's operating model; and further driving increased discipline and efficiency in direct marketing investments. The savings realized from the program will enable the

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

company to fund marketing initiatives and innovation required to deliver sustainable net revenue growth. The savings will also support margin expansion and increased returns on invested capital over time.
Equity Investees
During the three months and year ended December 31, 2018, the company recorded net charges of $46 million and $111 million, respectively. During the three months and year ended December 31, 2017, the company recorded net charges of $55 million and $92 million, respectively. These amounts represent the company’s proportionate share of significant operating and nonoperating items recorded by certain of our equity method investees.
Transaction Gains/Losses
During the three months and year ended December 31, 2018, the company recorded net charges of $97 million and $476 million, respectively. The company also recorded net charges of $667 million and $2,140 million during the three months and year ended December 31, 2017, respectively. These net charges were related to the refranchising of certain bottling territories in North America. The net charges recognized during the year ended December 31, 2017 included a gain of $1,037 million related to the Southwest Transaction.
During the three months and year ended December 31, 2018, the company recorded a net loss of $74 million and a net gain of $296 million, respectively, related to the sale of our equity ownership in Corporación Lindley S.A.
During the three months and year ended December 31, 2018, the company recorded charges of $22 million and $139 million, respectively, primarily related to costs incurred to refranchise certain of our North America bottling operations. The company also recorded charges of $105 million and $422 million during the three months and year ended December 31, 2017, respectively. These costs include, among other items, internal and external costs for individuals directly working on the refranchising efforts, severance, special termination benefits, and costs associated with the implementation of information technology systems to facilitate consistent data standards and availability throughout our bottling system. In addition, during the three months and year ended December 31, 2018, the company recorded charges of $102 million and $149 million, respectively, due to pension settlements as a result of these refranchising activities.
During the year ended December 31, 2018, the company recorded a net gain of $47 million due to the refranchising of our Latin American bottling operations.
During the three months and year ended December 31, 2018, the company recorded charges of $1 million and $34 million, respectively. During the three months and year ended December 31, 2017, the company recorded charges of $26 million and $313 million, respectively. These charges were primarily related to payments made to certain of our unconsolidated bottling partners in North America in order to convert their bottling agreements to a comprehensive beverage agreement with additional requirements.
During the year ended December 31, 2018, the company recorded charges of $33 million primarily related to the reversal of the cumulative translation adjustments resulting from the substantial liquidation of the company's former Russian juice operations.
During the three months and year ended December 31, 2018, the company recorded a net loss of $32 million related to acquiring a controlling interest in the Philippine bottling operations.
During the three months and year ended December 31, 2018, the company recorded charges of $10 million and $19 million, respectively. The company also recorded charges of $13 million and $19 million during the three months and year ended December 31, 2017, respectively. These charges were for noncapitalizable transaction costs associated with pending and closed transactions.
During the year ended December 31, 2018, the company recorded impairment charges of $554 million related to assets held by Coca-Cola Beverages Africa Proprietary Limited ("CCBA"). These charges were incurred primarily as a result of management's view of the proceeds that are expected to be received based on revised projections of future operating results and foreign currency exchange rate fluctuations. We recorded these impairment charges in the line item income (loss) from discontinued operations in our condensed consolidated statement of income.

During the year ended December 31, 2017, the company recorded a charge of $26 million related to our former German bottling operations.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

During the year ended December 31, 2017, the company recognized a gain of $445 million related to the integration of Coca-Cola West Co., Ltd. ("CCW") and Coca-Cola East Japan Co., Ltd. ("CCEJ") to establish Coca-Cola Bottlers Japan Inc., now known as Coca-Cola Bottlers Japan Holdings Inc. ("CCBJHI"). In exchange for our previously existing equity interests in CCW and CCEJ, we received an approximate 17 percent equity interest in CCBJHI.

During the three months and year ended December 31, 2017, the company recognized a gain of $150 million related to the remeasurement of our previously held equity interests in CCBA and its South African subsidiary to fair value.

During the year ended December 31, 2017, the company recognized a gain of $88 million related to the refranchising of our China bottling operations and the sale of a related cost method investment.
During the year ended December 31, 2017, the company recognized a $25 million gain as a result of Coca‑Cola FEMSA, an equity method investee, issuing additional shares of its stock at a per share amount greater than the carrying value of the company's per share investment.
Other Items
Economic (Nondesignated) Hedges
The company uses derivatives as economic hedges primarily to mitigate the foreign exchange risk for certain currencies, price risk associated with the purchase of materials used in the manufacturing process as well as the purchase of vehicle fuel. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in fair values of these economic hedges are immediately recognized into earnings.
The company excludes the net impact of mark-to-market adjustments for outstanding hedges and realized gains/losses for settled hedges from our non-GAAP financial information until the period in which the underlying exposure being hedged impacts our condensed consolidated statement of income. We believe this adjustment provides meaningful information related to the impact of our economic hedging activities. During the three months and year ended December 31, 2018, the net impact of the company's adjustment related to our economic hedging activities resulted in increases of $162 million and $117 million, respectively, to our non-GAAP income from continuing operations before income taxes. These adjustments include net losses of $120 million and $79 million during the three months and year ended December 31, 2018, respectively, related to economic hedging activity associated with the purchase of Costa Limited ("Costa"), which we acquired on January 3, 2019. During the three months and year ended December 31, 2017, the net impact of the company's adjustment related to our economic hedging activities resulted in increases of $2 million and $36 million, respectively, to our non-GAAP income from continuing operations before income taxes.
Donation to The Coca-Cola Foundation
During the three months and year ended December 31, 2017, the company recorded a charge of $225 million due to a contribution made to The Coca-Cola Foundation.
Other
Effective January 1, 2018, we adopted Accounting Standards Update ("ASU") 2016-01 which requires us to recognize any changes in the fair value of certain equity investments in net income. Prior to the adoption of this accounting standard, we recognized these changes in other comprehensive income ("OCI"). Beginning in 2018, the company excludes the net impact of unrealized gains and losses resulting from mark-to-market adjustments on our equity and trading debt securities from our non-GAAP financial information until the period in which the underlying securities are sold and the associated gains or losses are realized. We believe this adjustment provides meaningful information related to the impact of our investments in equity and trading debt securities. During the three months and year ended December 31, 2018, the net impact of the company's adjustment related to unrealized gains and losses on our equity and trading debt securities resulted in increases of $288 million and $328 million, respectively, to our non-GAAP income from continuing operations before income taxes.
During the three months and year ended December 31, 2018, the company recorded other charges of $2 million and $33 million, respectively. During the three months and year ended December 31, 2017, the company recorded other charges of $24 million and $67 million, respectively. These charges were primarily related to tax litigation expense.
During the year ended December 31, 2018, the company recorded a net gain of $27 million related to the early extinguishment of long-term debt. During the year ended December 31, 2017, the company recorded a net charge of $38 million related to the early extinguishment of long-term debt.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

During the year ended December 31, 2017, the company recorded impairment charges of $34 million related to Venezuelan intangible assets as a result of weaker sales resulting from continued political instability. These charges were determined by comparing the fair values of the assets, derived using discounted cash flow analyses, to the respective carrying values.
Certain Tax Matters and Tax Reform
Certain Tax Matters
During the three months and year ended December 31, 2018, the company recorded a net tax benefit of $42 million and a net tax charge of $3 million, respectively, for changes to our uncertain tax positions, including interest and penalties, as well as for agreed-upon tax matters. In addition, during the three months and year ended December 31, 2018, the company recorded a net tax charge of $11 million and a net tax benefit of $103 million, respectively, associated with the company's share‑based compensation arrangements.
During the three months and year ended December 31, 2017, the company recorded $11 million and $133 million, respectively, of excess tax benefits associated with the company's share-based compensation arrangements. The company also recorded net tax charges of $94 million and $106 million during the three months and year ended December 31, 2017 for changes to our uncertain tax positions, including interest and penalties, as well as the impact of the reversal of valuation allowances in certain foreign jurisdictions.
Tax Reform
During the three months and year ended December 31, 2017, the company recorded a net provisional tax charge of $3,610 million as a result of the Tax Cuts and Jobs Act ("Tax Reform Act") signed into law on December 22, 2017. The Tax Reform Act requires, among other things, that companies record a one-time transition tax expense on the repatriation of foreign earnings and that companies remeasure their deferred tax assets and liabilities due to the reduction in the federal statutory tax rate from 35.0 percent to 21.0 percent. During the three months and year ended December 31, 2018, the company recorded a net tax benefit of $1 million and a net tax expense of $8 million, respectively, primarily as a result of adjustments to our provisional remeasurement of deferred taxes as well as remeasurement of the transition tax liability recorded related to the Tax Reform Act.

2019 OUTLOOK
The 2019 outlook information provided below includes forward-looking non-GAAP financial measures, which management uses in measuring performance. The company is not able to reconcile full year 2019 projected organic revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral net revenues (non-GAAP) to full year 2019 projected reported net revenues, full year 2019 projected comparable currency neutral operating income (non-GAAP) to full year 2019 projected reported operating income, or full year 2019 projected comparable EPS from continuing operations (non-GAAP) to full year 2019 projected reported EPS from continuing operations without unreasonable efforts because it is not possible to predict with a reasonable degree of certainty the actual impact of changes in foreign currency exchange rates; the exact timing and amount of acquisitions, divestitures and/or structural changes; and the exact timing and amount of comparability items throughout 2019. The unavailable information could have a significant impact on full year 2019 GAAP financial results.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$7,058	$2,721	$4,337	61.4%	$2,538	$163	$1,636	23.2%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(127)	127
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(32)	32
Other Items	(1)	(40)	39		—	(4)	43
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$7,057	$2,681	$4,376	62.0%	$2,538	$—	$1,838	26.0%

	Three Months Ended December 31, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$7,512	$2,689	$4,823	64.2%	$2,877	$592	$1,354	18.0%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	—	—
Productivity and Reinvestment	—	—	—		—	(179)	179
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(160)	160
Other Items	—	1	(1)		(1)	(253)	253
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$7,512	$2,690	$4,822	64.2%	$2,876	$—	$1,946	25.9%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(6)	1	(10)		(12)	(72)	21
% Currency Impact	(5)	(2)	(7)		(3)	—	(17)
% Change — Currency Neutral (Non-GAAP)	(1)	3	(3)		(9)	—	38

% Change — Comparable (Non-GAAP)	(6)	0	(9)		(12)	—	(6)
% Comparable Currency Impact (Non-GAAP)	(5)	(2)	(7)		(3)	—	(12)
% Change — Comparable Currency Neutral (Non-GAAP)	(1)	2	(3)		(9)	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Three Months Ended December 31, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[2]
Reported (GAAP)	$242	$195	$(978)	$787	$(5)		(0.6)%	$792	$0.18	[4]
Items Impacting Comparability:
Asset Impairments	—	—	334	334	—			334	0.08
Productivity and Reinvestment	—	—	4	131	32			99	0.02
Equity Investees	—	46	—	46	2			44	0.01
Transaction Gains/Losses	—	—	306	338	78			260	0.06
Other Items	—	—	411	454	109			345	0.08
Certain Tax Matters	—	—	—	—	32			(32)	(0.01)
Comparable (Non-GAAP)	$242	$241	$77	$2,090	$248		11.9%	$1,842	$0.43	[4]

	Three Months Ended December 31, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[3]
Reported (GAAP)	$210	$188	$(577)	$937	$3,755		400.6%	$(2,818)	$(0.66)	[4]
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—			—	—
Productivity and Reinvestment	—	—	116	295	103			192	0.05
Equity Investees	—	55	—	55	13			42	0.01
Transaction Gains/Losses	—	—	501	661	255			406	0.10
Other Items	—	—	2	255	96			159	0.04
Certain Tax Matters	—	—	—	—	(3,693)			3,693	0.87
Impact of Dilutive Securities	—	—	—	—	—			—	(0.01)
Comparable (Non-GAAP)	$210	$243	$42	$2,203	$529		24.0%	$1,674	$0.39	[4,5]

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations			Net income from continuing operations	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	15	3	(70)	(16)	—			—	—
% Change — Comparable (Non-GAAP)	15	(1)	91	(5)	(53)			10	9
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,304 million average shares outstanding — diluted

[3]	4,261 million average shares outstanding — diluted

[4]
Calculated based on net income from continuing operations less net income (loss) from continuing operations attributable to noncontrolling interests of $(2) million and $1 million for the three months ended December 31, 2018 and December 31, 2017, respectively.

[5]	Calculated using average shares of 4,315 million (average shares outstanding — basic of 4,261 million plus the dilutive effect of securities of 54 million).

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2018
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$31,856	$11,770	$20,086	63.1%	$10,307	$1,079	$8,700	27.3%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(450)	450
Productivity and Reinvestment	—	—	—		—	(440)	440
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	—	—		—	(158)	158
Other Items	(9)	(34)	25		(2)	(31)	58
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$31,847	$11,736	$20,111	63.1%	$10,305	$—	$9,806	30.8%

	Year Ended December 31, 2017
	Net operating revenues	Cost of goods sold	Gross profit	Gross margin	Selling, general and administrative expenses	Other operating charges	Operating income	Operating margin
Reported (GAAP)	$35,410	$13,255	$22,155	62.6%	$12,654	$1,902	$7,599	21.5%
Items Impacting Comparability:
Asset Impairments	—	—	—		—	(737)	737
Productivity and Reinvestment	—	—	—		—	(534)	534
Equity Investees	—	—	—		—	—	—
Transaction Gains/Losses	—	(3)	3		—	(299)	302
Other Items	6	(28)	34		(2)	(332)	368
Certain Tax Matters	—	—	—		—	—	—
Comparable (Non-GAAP)	$35,416	$13,224	$22,192	62.7%	$12,652	$—	$9,540	26.9%

	Net operating revenues	Cost of goods sold	Gross profit		Selling, general and administrative expenses	Other operating charges	Operating income
% Change — Reported (GAAP)	(10)	(11)	(9)		(19)	(43)	14
% Currency Impact	(1)	0	(2)		0	—	(6)
% Change — Currency Neutral (Non-GAAP)	(9)	(11)	(7)		(18)	—	20

% Change — Comparable (Non-GAAP)	(10)	(11)	(9)		(19)	—	3
% Comparable Currency Impact (Non-GAAP)	(1)	0	(2)		0	—	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	(9)	(11)	(7)		(18)	—	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions except per share data)

	Year Ended December 31, 2018
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[2]
Reported (GAAP)	$919	$1,008	$(1,121)	$8,350	$1,623		19.4%	$6,727	$1.57	[4]
Items Impacting Comparability:
Asset Impairments	—	—	591	1,041	116			925	0.22
Productivity and Reinvestment	—	—	68	508	120			388	0.09
Equity Investees	—	111	—	111	(9)			120	0.03
Transaction Gains/Losses	—	—	381	539	4			535	0.12
Other Items	27	—	418	449	110			339	0.08
Certain Tax Matters	—	—	—	—	92			(92)	(0.02)
Comparable (Non-GAAP)	$946	$1,119	$337	$10,998	$2,056		18.7%	$8,942	$2.08	[4]

	Year Ended December 31, 2017
	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations	[1]	Effective tax rate	Net income from continuing operations	Diluted net income per share from continuing operations	[3]
Reported (GAAP)	$841	$1,071	$(1,764)	$6,742	$5,560		82.5%	$1,182	$0.27	[4]
Items Impacting Comparability:
Asset Impairments	—	—	50	787	156			631	0.15
Productivity and Reinvestment	—	—	116	650	230			420	0.10
Equity Investees	—	92	—	92	22			70	0.02
Transaction Gains/Losses	—	—	1,910	2,212	83			2,129	0.49
Other Items	(38)	—	—	406	146			260	0.06
Certain Tax Matters	—	—	—	—	(3,583)			3,583	0.83
Comparable (Non-GAAP)	$803	$1,163	$312	$10,889	$2,614		24.0%	$8,275	$1.91	[4]

	Interest expense	Equity income (loss) — net	Other income (loss) — net	Income from continuing operations before income taxes	Income taxes from continuing operations			Net income from continuing operations	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	9	(6)	36	24	(71)			469	474
% Change — Comparable (Non-GAAP)	18	(4)	9	1	(21)			8	9
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

[1]
The income tax adjustments are the calculated income tax benefits (charges) at the applicable tax rate for each of the items impacting comparability with the exception of certain tax matters previously discussed.

[2]	4,299 million average shares outstanding — diluted

[3]	4,324 million average shares outstanding — diluted

[4]
Calculated based on net income from continuing operations less net income (loss) from continuing operations attributable to noncontrolling interests of $(7) million and $1 million for the years ended December 31, 2018 and December 31, 2017, respectively.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)

Operating Income and Diluted Net Income Per Share from Continuing Operations:

	Three Months Ended December 31, 2018
	Operating income	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	21	—[2]
% Currency Impact	(17)	—
% Change — Currency Neutral (Non-GAAP)	38	—
% Structural Impact	(3)	—
% Change — Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	41	—
% Impact of Accounting Changes[1]	1	—
% Change — Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	40	—

% Impact of Items Impacting Comparability (Non-GAAP)	26	119
% Change — Comparable (Non-GAAP)	(6)	9
% Comparable Currency Impact (Non-GAAP)	(12)	(10)
% Change — Comparable Currency Neutral (Non-GAAP)	7	19
% Comparable Structural Impact (Non-GAAP)	(2)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	9	—
% Comparable Impact of Accounting Changes (Non-GAAP)[1]	1	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	8	—

	Year Ended December 31, 2018
	Operating income	Diluted net income per share from continuing operations
% Change — Reported (GAAP)	14	474
% Currency Impact	(6)	(33)
% Change — Currency Neutral (Non-GAAP)	20	506
% Structural Impact	(5)	—
% Change — Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	25	—
% Impact of Accounting Changes[1]	0	—
% Change — Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	26	—

% Impact of Items Impacting Comparability (Non-GAAP)	12	465
% Change — Comparable (Non-GAAP)	3	9
% Comparable Currency Impact (Non-GAAP)	(5)	(4)
% Change — Comparable Currency Neutral (Non-GAAP)	7	13
% Comparable Structural Impact (Non-GAAP)	(4)	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items) (Non-GAAP)	11	—
% Comparable Impact of Accounting Changes (Non-GAAP)[1]	0	—
% Change — Comparable Currency Neutral (Adjusted for Structural Items and Accounting Changes) (Non-GAAP)	11	—
Note: Certain columns may not add due to rounding.
1 Impact of adoption of new revenue recognition accounting standard.
2 Reported earnings per share from continuing operations for the three months ended December 31, 2018 was $0.18. Reported loss per share from continuing operations for the three months ended December 31, 2017 was $0.66.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Three Months Ended December 31, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,719	$982	$2,844	$1,039	$576	$8	$(110)	$7,058
Items Impacting Comparability:
Other Items	—	—	—	—	—	(1)	—	(1)
Comparable (Non-GAAP)	$1,719	$982	$2,844	$1,039	$576	$7	$(110)	$7,057

	Three Months Ended December 31, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$1,746	$1,118	$2,649	$1,029	$1,234	$16	$(280)	$7,512
Items Impacting Comparability:
Other Items	—	—	(6)	—	—	6	—	—
Comparable (Non-GAAP)	$1,746	$1,118	$2,643	$1,029	$1,234	$22	$(280)	$7,512

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	(2)	(12)	7	1	(53)	(49)	60	(6)
% Currency Impact	(7)	(17)	0	(3)	(3)	35	—	(5)
% Change — Currency Neutral (Non-GAAP)	6	5	8	4	(50)	(84)	—	(1)
% Acquisitions, Divestitures and Structural Items	4	0	(3)	(1)	(64)	0	—	(8)
% Impact of Accounting Changes[1]	(2)	(3)	11	(2)	3	(40)	—	2
% Change — Organic Revenues (Non-GAAP)	5	7	0	7	11	(44)	—	5

% Change — Comparable (Non-GAAP)	(2)	(12)	8	1	(53)	(71)	—	(6)
% Comparable Currency Impact (Non-GAAP)	(7)	(17)	0	(3)	(3)	(10)	—	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	6	5	8	4	(50)	(61)	—	(1)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Net Operating Revenues by Operating Segment:

	Year Ended December 31, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$7,702	$4,014	$11,768	$5,197	$3,771	$105	$(701)	$31,856
Items Impacting Comparability:
Other Items	—	—	—	—	—	(9)	—	(9)
Comparable (Non-GAAP)	$7,702	$4,014	$11,768	$5,197	$3,771	$96	$(701)	$31,847

	Year Ended December 31, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
Reported (GAAP)	$7,374	$4,029	$10,750	$5,176	$10,460	$138	$(2,517)	$35,410
Items Impacting Comparability:
Other Items	—	—	(10)	—	—	16	—	6
Comparable (Non-GAAP)	$7,374	$4,029	$10,740	$5,176	$10,460	$154	$(2,517)	$35,416

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Eliminations	Consolidated
% Change — Reported (GAAP)	4	0	9	0	(64)	(24)	72	(10)
% Currency Impact	(1)	(9)	0	1	0	17	—	(1)
% Change — Currency Neutral (Non-GAAP)	6	8	10	0	(64)	(41)	—	(9)
% Acquisitions, Divestitures and Structural Items	1	0	(1)	(1)	(78)	0	—	(16)
% Impact of Accounting Changes[1]	(3)	(3)	11	(5)	3	(8)	—	2
% Change — Organic Revenues (Non-GAAP)	7	11	0	5	11	(33)	—	5

% Change — Comparable (Non-GAAP)	4	0	10	0	(64)	(38)	—	(10)
% Comparable Currency Impact (Non-GAAP)	(1)	(9)	0	1	0	(1)	—	(1)
% Change — Comparable Currency Neutral (Non-GAAP)	6	8	10	0	(64)	(37)	—	(9)
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Impact of adoption of new revenue recognition accounting standard.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Three Months Ended December 31, 2018
Reported Net Operating Revenues (GAAP)	$7,058
Bottling Investments Net Operating Revenues	(576)
Consolidated Eliminations	110
Intersegment Core Net Operating Revenue Eliminations	(3)
Core Business Revenues (Non-GAAP)	6,589
Items Impacting Comparability:
Other Items	(1)
Comparable Core Business Revenues (Non-GAAP)	$6,588

Three Months Ended December 31, 2017
Reported Net Operating Revenues (GAAP)	$7,512
Bottling Investments Net Operating Revenues	(1,234)
Consolidated Eliminations	280
Intersegment Core Net Operating Revenue Eliminations	(4)
Core Business Revenues (Non-GAAP)	6,554
Items Impacting Comparability:
Other Items	—
Comparable Core Business Revenues (Non-GAAP)	$6,554

% Change — Reported Net Operating Revenues (GAAP)	(6)
% Change — Core Business Revenues (Non-GAAP)	1
% Core Business Currency Impact (Non-GAAP)	(5)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	6
% Acquisitions, Divestitures and Structural Items	0
% Impact of Accounting Changes[2]	3
% Change — Core Business Organic Revenues (Non-GAAP)[3]	3

% Change — Comparable Core Business Revenues (Non-GAAP)	1
% Comparable Core Business Currency Impact (Non-GAAP)	(5)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	6
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, and Asia
Pacific operating segments as well as Corporate offset by intersegment revenue eliminations of $3 million and $4 million during the three months ended
December 31, 2018 and December 31, 2017, respectively.
2 Impact of adoption of new revenue recognition accounting standard.
3 Core business organic revenue (non-GAAP) growth included 3 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Core Business Revenues (Non-GAAP): [1]

Year Ended December 31, 2018
Reported Net Operating Revenues (GAAP)	$31,856
Bottling Investments Net Operating Revenues	(3,771)
Consolidated Eliminations	701
Intersegment Core Net Operating Revenue Eliminations	(19)
Core Business Revenues (Non-GAAP)	28,767
Items Impacting Comparability:
Other Items	(9)
Comparable Core Business Revenues (Non-GAAP)	$28,758

Year Ended December 31, 2017
Reported Net Operating Revenues (GAAP)	$35,410
Bottling Investments Net Operating Revenues	(10,460)
Consolidated Eliminations	2,517
Intersegment Core Net Operating Revenue Eliminations	(18)
Core Business Revenues (Non-GAAP)	27,449
Items Impacting Comparability:
Other Items	6
Comparable Core Business Revenues (Non-GAAP)	$27,455

% Change — Reported Net Operating Revenues (GAAP)	(10)
% Change — Core Business Revenues (Non-GAAP)	5
% Core Business Currency Impact (Non-GAAP)	(1)
% Change — Currency Neutral Core Business Revenues (Non-GAAP)	6
% Acquisitions, Divestitures and Structural Items	0
% Impact of Accounting Changes[2]	2
% Change — Core Business Organic Revenues (Non-GAAP)[3]	4

% Change — Comparable Core Business Revenues (Non-GAAP)	5
% Comparable Core Business Currency Impact (Non-GAAP)	(2)
% Change — Comparable Currency Neutral Core Business Revenues (Non-GAAP)	6

Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.
1 Core business revenues (non-GAAP) included the net operating revenues from the Europe, Middle East & Africa, Latin America, North America, and
Asia Pacific operating segments as well as Corporate offset by intersegment revenue eliminations of $19 million and $18 million during the years ended December 31, 2018 and December 31, 2017, respectively.
2 Impact of adoption of new revenue recognition accounting standard.
3 Core business organic revenue (non-GAAP) growth included 2 points of positive price/mix.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Three Months Ended December 31, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$761	$514	$540	$393	$(68)	$(504)	$1,636
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Productivity and Reinvestment	(1)	2	37	(3)	(1)	93	127
Transaction Gains/Losses	—	—	—	—	22	10	32
Other Items	—	—	43	—	1	(1)	43
Comparable (Non-GAAP)	$760	$516	$620	$390	$(46)	$(402)	$1,838

	Three Months Ended December 31, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$757	$591	$614	$324	$(176)	$(756)	$1,354
Items Impacting Comparability:
Asset Impairments	—	—	—	—	—	—	—
Productivity and Reinvestment	24	4	110	6	18	17	179
Transaction Gains/Losses	—	—	—	—	146	14	160
Other Items	—	—	(5)	—	1	257	253
Comparable (Non-GAAP)	$781	$595	$719	$330	$(11)	$(468)	$1,946

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	1	(13)	(12)	21	61	33	21
% Currency Impact	(12)	(24)	0	(4)	2	2	(17)
% Change — Currency Neutral (Non-GAAP)	13	11	(12)	25	59	31	38

% Impact of Items Impacting Comparability (Non-GAAP)	3	0	2	3	422	19	26
% Change — Comparable (Non-GAAP)	(3)	(13)	(14)	18	(360)	14	(6)
% Comparable Currency Impact (Non-GAAP)	(12)	(24)	0	(3)	33	1	(12)
% Change — Comparable Currency Neutral (Non-GAAP)	9	11	(14)	22	(393)	12	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Income (Loss) by Operating Segment:

	Year Ended December 31, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,714	$2,321	$2,453	$2,278	$(649)	$(1,417)	$8,700
Items Impacting Comparability:
Asset Impairments	—	—	—	—	450	—	450
Productivity and Reinvestment	(3)	4	175	(4)	31	237	440
Transaction Gains/Losses	—	—	—	—	138	20	158
Other Items	—	—	37	—	11	10	58
Comparable (Non-GAAP)	$3,711	$2,325	$2,665	$2,274	$(19)	$(1,150)	$9,806

	Year Ended December 31, 2017
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,625	$2,218	$2,591	$2,147	$(962)	$(2,020)	$7,599
Items Impacting Comparability:
Asset Impairments	—	—	—	—	737	—	737
Productivity and Reinvestment	26	7	241	10	57	193	534
Transaction Gains/Losses	—	—	—	—	281	21	302
Other Items	—	—	(14)	—	24	358	368
Comparable (Non-GAAP)	$3,651	$2,225	$2,818	$2,157	$137	$(1,448)	$9,540

	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
% Change — Reported (GAAP)	2	5	(5)	6	33	30	14
% Currency Impact	(5)	(12)	0	0	(1)	2	(6)
% Change — Currency Neutral (Non-GAAP)	7	17	(5)	6	34	28	20

% Impact of Items Impacting Comparability (Non-GAAP)	1	0	0	1	—	9	12
% Change — Comparable (Non-GAAP)	2	5	(5)	5	—	21	3
% Comparable Currency Impact (Non-GAAP)	(5)	(12)	0	0	—	1	(5)
% Change — Comparable Currency Neutral (Non-GAAP)	6	16	(5)	5	—	20	7
Note: Certain columns may not add due to rounding. Certain growth rates may not recalculate using the rounded dollar amounts provided.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Income (Loss) from Continuing Operations Before Income Taxes by Operating Segment:

	Three Months Ended December 31, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$409	$503	$564	$390	$(75)	$(1,004)	$787
Items Impacting Comparability:
Asset Impairments	334	—	—	—	—	—	334
Productivity and Reinvestment	(1)	6	37	(3)	(1)	93	131
Equity Investees	—	—	—	—	46	—	46
Transaction Gains/Losses	—	—	1	—	221	116	338
Other Items	—	—	43	—	1	410	454
Comparable (Non-GAAP)	$742	$509	$645	$387	$192	$(385)	$2,090

	Year Ended December 31, 2018
	Europe, Middle East & Africa	Latin America	North America	Asia Pacific	Bottling Investments	Corporate	Consolidated
Reported (GAAP)	$3,406	$2,247	$2,494	$2,305	$(612)	$(1,490)	$8,350
Items Impacting Comparability:
Asset Impairments	334	52	—	—	655	—	1,041
Productivity and Reinvestment	(3)	8	175	(4)	31	301	508
Equity Investees	—	—	—	—	124	(13)	111
Transaction Gains/Losses	—	—	34	—	795	(290)	539
Other Items	—	—	37	—	11	401	449
Comparable (Non-GAAP)	$3,737	$2,307	$2,740	$2,301	$1,004	$(1,091)	$10,998

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(In millions)

Operating Margin:
	Three Months Ended December 31, 2018	Three Months Ended December 31, 2017	Basis Point Growth
Reported Operating Margin (GAAP)	23.18%	18.02%	516
Items Impacting Comparability (Non-GAAP)	(2.86)%	(7.89)%
Comparable Operating Margin (Non-GAAP)	26.04%	25.91%	13

	Year Ended December 31, 2018	Year Ended December 31, 2017	Basis Point Growth
Reported Operating Margin (GAAP)	27.31%	21.46%	585
Items Impacting Comparability (Non-GAAP)	(3.48)%	(5.48)%
Comparable Operating Margin (Non-GAAP)	30.79%	26.94%	385

Purchases and Issuances of Stock:
	Year Ended December 31, 2018	Year Ended December 31, 2017
Reported (GAAP):
Issuances of Stock	$1,476	$1,595
Purchases of Stock for Treasury	(1,912)	(3,682)
Net Change in Stock Issuance Receivables[1]	(6)	1
Net Change in Treasury Stock Payables[2]	—	74
Net Share Repurchases (Non-GAAP)	$(442)	$(2,012)
1 Represents the net change in receivables related to employee stock options exercised but not settled prior to the end of the period.
2 Represents the net change in payables for treasury shares repurchased but not settled prior to the end of the period.

Free Cash Flow:
	Year Ended December 31, 2018	Year Ended December 31, 2017	% Change
Net Cash Provided by Operating Activities (GAAP)	$7,320	$6,930	6
Purchases of Property, Plant and Equipment (GAAP)	(1,347)	(1,675)	(20)
Free Cash Flow (Non-GAAP)	$5,973	$5,255	14
Note: Certain growth rates may not recalculate using the rounded dollar amounts provided.

About The Coca-Cola Company
The Coca-Cola Company (NYSE: KO) is a total beverage company, offering over 500 brands in more than 200 countries and territories. In addition to the company’s Coca-Cola brands, our portfolio includes some of the world’s most valuable beverage brands, such as AdeS soy-based beverages, Ayataka green tea, Costa coffee, Dasani waters, Del Valle juices and nectars, Fanta, Georgia coffee, Gold Peak teas and coffees, Honest Tea, innocent smoothies and juices, Minute Maid juices, Powerade sports drinks, Simply juices, smartwater, Sprite, vitaminwater and ZICO coconut water. We’re constantly transforming our portfolio, from reducing sugar in our drinks to bringing innovative new products to market. We’re also working to reduce our environmental impact by replenishing water and promoting recycling. With our bottling partners, we employ more than 700,000 people, helping bring economic opportunity to local communities worldwide. Learn more at Coca-Cola Journey at www.coca-colacompany.com and follow us on Twitter, Instagram, Facebook and LinkedIn.
The fairlife® brand is owned by fairlife LLC, our joint venture with Select Milk Producers Inc. Products from fairlife are distributed by our company and certain of our bottling partners.
Forward-Looking Statements
This press release may contain statements, estimates or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from The Coca-Cola Company’s historical experience and our present expectations or projections. These risks include, but are not limited to, obesity and other health-related concerns; water scarcity and poor quality; evolving consumer preferences; increased competition; product safety and quality concerns; perceived negative health consequences of certain ingredients, such as non-nutritive sweeteners and biotechnology-derived substances, and of other substances present in our beverage products or packaging materials; an inability to be successful in our innovation activities; increased demand for food products and decreased agricultural productivity; an inability to protect our information systems against service interruption, misappropriation of data or breaches of security; changes in the retail landscape or the loss of key retail or foodservice customers; an inability to expand operations in emerging and developing markets; fluctuations in foreign currency exchange rates; interest rate increases; an inability to maintain good relationships with our bottling partners; a deterioration in our bottling partners' financial condition; increases in income tax rates, changes in income tax laws or unfavorable resolution of tax matters; increased or new indirect taxes in the United States and throughout the world; failure to realize the economic benefits from or an inability to successfully manage the possible negative consequences of our productivity initiatives; inability to attract or retain a highly skilled and diverse workforce; increased cost, disruption of supply or shortage of energy or fuels; increased cost, disruption of supply or shortage of ingredients, other raw materials, packaging materials, aluminum cans and other containers; changes in laws and regulations relating to beverage containers and packaging; significant additional labeling or warning requirements or limitations on the marketing or sale of our products; unfavorable general economic conditions in the United States; unfavorable economic and political conditions in international markets; litigation or legal proceedings; failure to adequately protect, or disputes relating to, trademarks, formulae and other intellectual property rights; adverse weather conditions; climate change; damage to our brand image or corporate reputation from negative publicity, even if unwarranted, related to product safety or quality, human and workplace rights, obesity or other issues; changes in, or failure to comply with, the laws and regulations applicable to our products or our business operations; changes in accounting standards; an inability to achieve our overall long-term growth objectives; deterioration of global credit market conditions; default by or failure of one or more of our counterparty financial institutions; an inability to renew collective bargaining agreements on satisfactory terms, or we or our bottling partners experience strikes, work stoppages or labor unrest; future impairment charges; multi-employer pension plan withdrawal liabilities in the future; an inability to successfully integrate and manage our company-owned or -controlled bottling operations or other acquired businesses or brands; an inability to successfully manage our refranchising activities; failure to realize a significant portion of the anticipated benefits of our strategic relationship with Monster; global or regional catastrophic events; and other risks discussed in our company’s filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the year ended December 31, 2017 and our subsequently filed Quarterly Reports on Form 10-Q, which filings are available from the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Coca-Cola Company undertakes no obligation to publicly update or revise any forward-looking statements.

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